UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 31, 2007

Exact name of registrant as specified in its charter; Commission File No.:	Address of principal executive offices; zip code; registrant’s telephone number, including area code:	State or other jurisdiction of incorporation or organization; IRS Employer Identification No.:

Duquesne Light Holdings, Inc. 1-10290	411 Seventh Avenue Pittsburgh, PA 15219 412-393-6000	Pennsylvania 25-1598483

Duquesne Light Company 1-956	411 Seventh Avenue Pittsburgh, PA 15219 412-393-6000	Pennsylvania 25-0451600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Duquesne Light Holdings, Inc.

As previously announced, Duquesne Light Holdings, Inc. (“Holdings”) entered into an Agreement and Plan of Merger dated as of July 5, 2006, by and among Holdings, DQE Merger Sub Inc. (“Merger Sub”) and DQE Holdings LLC (“Parent”), as amended (“Merger Agreement”), pursuant to which, on May 31, 2007, Merger Sub merged with and into Holdings (the “Merger”), with Holdings continuing as the surviving corporation and as a wholly-owned subsidiary of Parent, as further discussed in Item 5.01 below.

As previously reported in Current Reports on Form 8-K dated September 1, 2006 and December 20, 2006 (the “Prior 8-Ks”), Holdings had entered into a $200 million unsecured term loan facility (the “Holdings Facility”), which was funded on September 1, 2006 in order to fund the acquisition of certain minority interests and transaction costs related to the Keystone and Conemaugh generating plants and for general corporate purposes. The final maturity date for the Term Loan under the Holdings Facility was September 1, 2011, and Holdings has repaid $100 million of the Holdings Facility Term Loan as of the date of this report. The Holdings Facility was amended on December 20, 2006.

On December 20, 2006, Merger Sub entered into an acquisition financing credit facility (“the Merger Sub Facility”) with Barclays Bank PLC as Facility Agent, Dresdner Bank AG, as Syndication Agent and the lenders party thereto, to provide debt financing in the form of (i) terms loans of up to $1,170 million for the purpose of financing the Merger and related fees, expenses and refinancings of outstanding indebtedness and (ii) revolving credit loans for the purposes of financing working capital requirements and letters of credit in aggregate amount at any one time outstanding of $200 million. On May 31, 2007, Merger Sub’s initial borrowing under the Merger Sub Facility totaled $1,070 million.

Pursuant to the terms of the Holdings Facility, on the Merger Completion Date, the Holdings Facility was consolidated with, and amended and restated to be consistent with, the Merger Sub Facility (the combined facility, the “Consolidated Facility”). The final maturity date for the new term loans under the Consolidated Facility is March 31, 2012, and final maturity date for the term loans that carried over from the Holdings Facility remains at September 1, 2011. The terms and conditions of the Consolidated Facility include, but are not limited to, the following:

•

Amounts outstanding under the Consolidated Facility will bear interest rates of LIBOR plus a margin of 0.625% to 1.75% depending upon the credit ratings in effect from time to time or, at Holdings’ discretion, an alternate base rate;

•

Holdings’ cash will be subject to a “lock-up” agreement if Holdings fails to meet certain cash flow tests. Cash flow generated (including dividends received from Subsidiaries) during lock-up events will be held in a secured collateral account, subject to release in specified circumstances as necessary for required operation and maintenance, legally mandated capital expenditures and taxes. If the lock-up events continue for three or more consecutive quarterly test periods, the cash trapped during the quarter ending six months prior (on a rolling basis) will be swept and used to prepay the Consolidated Facility;

•	Holdings is required to maintain financial ratios including (a) Group Funds from Operations (“FFO”) less Non-Discretionary Capital Expenditures/Total Interest of 1.25x; (b) Cash

Available for Borrower Debt Service/Borrower Net Interest 1.25%; and (c) FFO less Borrower Net Interest/Total Indebtedness of 7.00% (does not apply if investment grade rating from both Moody’s and S&P);

•	Holdings and its material operating subsidiaries will be subject to certain restrictions on paying dividends; and

•

The Consolidated Facility will be unsecured unless Holdings’ unsecured credit ratings fall below BB+ or Ba1, at which point Holdings will be required to pledge its shares in its wholly owned and material subsidiaries to secure amounts outstanding under the Consolidated Facility.

The Consolidated Facility also contains certain customary covenants and events of default, and certain customary conditions that must be met for Holdings to borrow revolving credit loans.

Capitalized, undefined terms used above have the definitions assigned them in the Consolidated Facility.

Duquesne Light Company

On May 31, 2007, Duquesne Light Company (“DLC”) entered into a $75,000,000 unsecured credit agreement (the “DLC Credit Agreement”) with Barclays Bank PLC as Facility Agent and Issuing Bank and the lenders named therein, to finance working capital requirements and certain capital expenditures and provide for the issuance of letters of credit. The final maturity date for the DLC Credit Agreement is March 31, 2012.

The terms and conditions as defined in the DLC Credit Agreement include, but are not limited to, the following:

•

Amounts outstanding under the DLC Credit Agreement will bear interest rates of LIBOR plus a margin of 0.625% to 1.75% depending upon the credit ratings in effect from time to time or, at DLC’s discretion, an alternate base rate;

•

DLC is required to maintain financial ratios including (a) Funds from Operations (“FFO”) less Non-Discretionary Capital Expenditures/Total Interest of 1.75x; and (b) FFO less Net Interest/Total Indebtedness of 12.00% (does not apply if investment grade rating from both Moody’s and S&P);

•

The DLC Credit Agreement will be unsecured unless DLC’s unsecured credit ratings fall below investment grade, at which point DLC will be required to pledge certain assets to secure amounts outstanding under the DLC Credit Agreement.

The DLC Credit Agreement also contains certain customary covenants and events of default, and certain customary conditions that must be met for DLC to borrow or to cause the Issuing Lender to issue letters of credit.

Capitalized, undefined terms used above have the definitions assigned them in the DLC Credit Agreement.

Item 1.02 Termination of a Material Definitive Agreement

Duquesne Light Holdings, Inc. and Duquesne Light Company

In connection with the closing of the Merger and entry into the Consolidated Facility and the DLC Credit Agreement, Holdings’ $250 million Revolving Credit Facility dated July 27, 2005 (the “DLH Revolver”) among Holdings and Union Bank of California, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A. as Syndication Agent, and the banks named therein and the Third Amended and Restated Credit Agreement dated as of July 27, 2005 among DLC, JPMorgan Chase Bank, N.A. as Administrative Agent and LC Issuer, Union Bank of California, N.A., as Syndication Agent, and the banks party thereto (the “DLC Revolver”) were terminated.

Both the DLH Revolver and the DLC Revolver (i) permitted borrowings at interest rates of LIBOR (plus a margin of 0.40% to 1.00%) or an alternate base rate, as defined in the DLH Revolver and the DLC Revolver and (ii) had commitment fees applicable to the remaining available amount. Interest rates and commitment fees were based on the borrower’s then-current senior unsecured credit rating. Holdings and DLC were subject to financial covenants requiring each to maintain a debt-to-capitalization ratio of not more than 65%, as defined in the facilities. In addition, Holdings was required to maintain a minimum interest coverage ratio of 2-to-1, as defined in the DLH Revolver. The DLH Revolver and the DLC Revolver provided for the issuance of loans and letters of credit, and contained certain customary covenants and events of default, and certain customary conditions that needed to be met for DLH or DLC to borrow or to cause the Issuing Lender to issue letters of credit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

The Merger was completed on May 31, 2007 (the “Effective Time”). Parent now owns 100% of the Holdings common stock, which comprises all the voting securities of Holdings.

At the Effective Time, each share of Holdings common stock issued and outstanding immediately prior to the Effective Time was automatically cancelled and converted into the right to receive consideration of $20 in cash. Also at the Effective Time, each outstanding stock option, whether or not vested or exercised, to acquire Holdings common stock was automatically cancelled and converted into the right to receive consideration equal to the product of (a) the total number of shares of Holdings common stock issuable upon the exercise of such option at the Effective Time multiplied by (b) the excess, if any, of $20 over the exercise price per share of such option.

The members of Parent contributed an aggregate amount of approximately $1.13 billion of which $1.095 billion was in cash, to the Parent in connection with the Merger. Parent also obtained $1.170 billion through a term loan credit facility between Parent and Barclays Bank

PLC, Dresdner Bank AG New York and Grand Cayman Branches, Bayerische Landesbank, New York Branch, JPMorgan Chase Bank, N.A., Union Bank of California, N.A., Barclays Capital and Dresdner Kleinwort Securities.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Holdings. At the Effective Time, the following directors of Holdings resigned from the Holdings Board of Directors, as provided in the Merger Agreement: Pritam M. Advani, Doreen E. Boyce, Robert P. Bozzone, Charles C. Cohen, Sigo Falk, Joseph C. Guyaux, David M. Kelly and John D. Turner. None of these directors stated that his or her resignation related to any disagreement relating to Holdings’ operations, policies or practices.

DLC. At the Effective Time, the following directors of DLC resigned from the DLC Board of Directors: Maureen L. Hogel and Mark E. Kaplan . None of these directors stated that his or her resignation related to any disagreement relating to DLC’s operations, policies or practices.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Merger Agreement, at the Effective Time, the Articles of Incorporation of Merger Sub became the Articles of Incorporation of Holdings. Immediately following the Effective Time, the Articles of Incorporation were amended and restated as set forth in Exhibit 3.1 hereto. The amendment and restatement were to confirm that the name of Holdings is “Duquesne Light Holdings, Inc.” and to change the registered office address of Holdings in Pennsylvania to 411 Seventh Avenue, Pittsburgh, Pennsylvania 15219, which was such registered office address of Holdings prior to the Merger.

Item 9.01	Financial Statements and Exhibits

(d)

3.1	Amended and Restated Articles of Incorporation of Duquesne Light Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Duquesne Light Holdings, Inc.
(Registrant)

Date May 31, 2007	/s/ Mark E. Kaplan
(Signature)
Mark E. Kaplan
Senior Vice President and Chief Financial Officer

Duquesne Light Company
(Registrant)

Date May 31, 2007	/s/ Mark E. Kaplan
(Signature)
Mark E. Kaplan
Senior Vice President and Chief Financial Officer